Exhibit 10.2

ENTERPRISE BANCORP, INC.

Nonqualified Stock Option Agreement

This Agreement is entered into as of March 17, 2009 by and between Enterprise Bancorp, Inc., a Massachusetts corporation (the “Company”), and                                                              (the “Optionee”).

WITNESSETH THAT:

WHEREAS, the Company has instituted a program entitled “Enterprise Bancorp, Inc. 2003 Stock Incentive Plan” (the “Plan”); and

WHEREAS, the Compensation Committee of the Board of Directors, or the full Board of Directors, as the case may be, of the Company has authorized the grant of stock options upon the terms and conditions set forth below; and

WHEREAS, the Compensation Committee or the full Board of Directors, as the case may be, has authorized the grant of this stock option pursuant and subject to the terms of the Plan, a copy of which is attached hereto and incorporated herein; and

WHEREAS, the Compensation Committee or the full Board of Directors, as the case may be, has designated this stock option a nonqualified stock option in accordance with Section 5 of the Plan;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Optionee agree as follows.

1.             Grant.  Subject to the terms of the Plan and this Agreement, the Company hereby grants to the Optionee a stock option (the “Option”) to purchase from the Company                  shares of its common stock, $0.01 par value per share (“Stock”). This Option is not intended to be an incentive stock option or to qualify for special federal income tax treatment under Section 422 of the Code.

2.             Exercise Price.  This Option may be exercised at the exercise price of $8.75 per share of Stock, subject to adjustment as provided herein and in the Plan.

3.             Term and Exercisability of Option.  This Option shall expire on the earlier of March 16, 2016 or the last day of the exercise period determined pursuant to subsection (c) of this Section 3. At any time before its expiration, this Option may be exercised to the extent set forth in the schedule attached to this Agreement as Exhibit 1, which is incorporated herein and made a part hereof by this reference, provided that:

(a)           at the time of exercise the Optionee is not in violation of any employee confidentiality, noncompetition or other agreement with the Company or a Subsidiary;

(b)           the Optionee must maintain the employment, contractual or other service relationship with the Company or a Subsidiary that was in effect at the time of the initial grant of this Option (the “Relationship”) without change on the relevant date set forth in Exhibit 1 in order for any scheduled increment in the exercisable portion of the Option to become effective;

(c)           this Option may not be exercised if three months or more have elapsed following the date of termination, or any change in the nature, of the Relationship between the Optionee and the Company or a Subsidiary; provided, however, that if the Relationship terminates as a result of the Optionee’s retirement at age 62 or older, “thirty-six months” shall be substituted for “three months” in this sentence; and provided, further, that if the Relationship terminates by reason of the Optionee’s permanent and total disability (as determined by the Compensation Committee or the full Board of Directors, as the case may be, on the basis of medical advice satisfactory to it) or death, the Option must be exercised within twelve months of the Optionee’s death or disability; and

(d)           For purposes of subsections (b) and (c) of this Section 3, the nature of the Relationship between the Optionee and the Company shall not be deemed to have changed if the fundamental nature of the Relationship, meaning the Optionee serving as an employee or as a non-employee director or as a third-party consultant, advisor or other vendor, as the case may be, does not change, regardless of any changes in the Optionee’s title, compensation or other terms of employment or service, as the case may be, which do not change the fundamental nature of the Relationship.  A fundamental change in the nature of the Relationship would include, for example, a change from the Optionee serving as an employee of the Company to serving as a third-party consultant to the Company or a change from the Optionee serving as an employee director of the Company to serving as a non-employee director of the Company.

4.             Method of Exercise.  Prior to its expiration and to the extent that the right to purchase shares of Stock has vested hereunder, this Option may be exercised from time to time by written notice to the Company, substantially in the form attached hereto as Exhibit 2, stating the number of shares with respect to which this Option is being exercised and accompanied by either (a) payment in full of the exercise price for the number of shares to be delivered, by means of payment acceptable to the Company in accordance with Section 5(c) of the Plan, or (b) a description of a “cashless exercise” procedure and such other documents and undertakings as are necessary to satisfy that procedure. As soon as practicable after its receipt of such notice, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this Option), deliver, or cause to be delivered, to the Optionee (or other person entitled to exercise this Option), at the principal executive offices of the Company or such other place as shall be mutually acceptable, a stock certificate or certificates for such shares out of theretofore authorized but unissued shares or reacquired shares of its Stock as the Company may elect; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law.  If and to the extent that the Company also provides to its shareholders generally a means to hold title to shares on a noncertificated basis, then any shares to be issued to the Optionee upon the exercise of this Option may be issued on such a noncertificated basis if mutually agreed upon by the Company and the Optionee and otherwise permissible under applicable law and the rules of any applicable stock exchange. Payment of the exercise price may be made in cash or cash equivalents or, in accordance with the terms and conditions of Section 5(c) of the Plan, in whole or in part in shares of Common Stock of the Company; provided, however, that the Compensation Committee or the full Board of Directors, as the case may be, reserves the right upon receipt of any written notice of exercise from the Optionee to require payment in cash with respect to the shares contemplated in such notice; and provided, further, that the Optionee may not make payment in shares of Stock that he acquired upon the earlier exercise of any incentive stock option, unless he has held the shares until at least two years after the date the incentive stock option was granted and at least one year after the date the incentive stock option was exercised. If the Optionee (or other person entitled to exercise this Option) fails to pay for and accept delivery of all of the shares specified in such notice upon tender of delivery thereof, his right to exercise this Option with respect to such shares not paid for may be terminated by the Company.

Notwithstanding any of the foregoing to the contrary, if the Company has established, for itself or using the services of a third party, an automated system for the exercise of stock options that may be granted under the Plan, such as a system using an internet website or interactive voice response system, then the Optionee shall be permitted to exercise this Option on a paperless basis through the use of such an automated system.

5.             Withholding Taxes.  The Optionee hereby agrees, as a condition to any exercise of this Option, to provide to the Company an amount sufficient to satisfy the Company’s obligation to withhold certain federal, state and local taxes arising by reason of such exercise (the “Withholding Amount”), if any, by (a) authorizing the Company and/or a Subsidiary to withhold the Withholding Amount from his cash compensation or (b) remitting the Withholding Amount to the Company in cash; provided, however, that to the extent that the Withholding Amount is not provided by one or a combination of such methods, the Company may at its election withhold from the Stock that would otherwise be delivered upon exercise of this Option that number of shares having a Fair Market Value, on the date of exercise, sufficient to eliminate any deficiency in the Withholding Amount.

6.             Nonassignability of Option.  This Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution.  During the life of the Optionee, this Option shall be exercisable only by him, by a conservator or guardian duly appointed for him by reason of his incapacity or by the person appointed by the Optionee in a durable power of attorney acceptable to the Company’s counsel.

7.             Compliance with Securities Act; Lock-Up Agreement.  The Company shall not be obligated to sell or issue any shares of Stock or other securities pursuant to the exercise of this Option unless the shares of Stock or other securities with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act and applicable state securities laws. In the event shares or other securities shall be issued that shall not be so registered, the Optionee hereby represents, warrants and agrees that he will receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel. The Optionee further hereby agrees that as a condition to the purchase of shares upon exercise of this Option, he will execute an agreement in a form acceptable to the Company to the effect that the shares shall be subject to any underwriter’s lock-up agreement in connection with a public offering of any securities of the Company that may from time to time apply to shares held by officers and employees of the Company, and such agreement or a successor agreement must be in full force and effect.

8.             Legends.  The Optionee hereby acknowledges that the stock certificate or certificates evidencing shares of Stock or other securities issued pursuant to any exercise of this Option may bear a legend setting forth the restrictions on their transferability described in Section 7 hereof, if such restrictions are then in effect. If any such shares or other securities are issued on a noncertificated basis in accordance with Section 4 hereof, then the Company shall adopt alternative measures to ensure that any such restrictions are properly observed.

9.             Rights as Stockholder.  The Optionee shall have no rights as a stockholder with respect to any shares covered by this Option until the date of issuance of a stock certificate to him for such shares or such shares are otherwise issued on a noncertificated basis in accordance with Section 4 hereof. No adjustment shall be made for dividends or other rights for which the record date is prior to the date on which any such shares are so issued.

10.           Termination or Amendment of Plan.  The Board may terminate or amend the Plan at any time. No such termination or amendment will affect rights and obligations under this Option to the extent it is then in effect and unexercised.

11.           Effect Upon Employment and Performance of Services.  Nothing in this Option or the Plan shall be construed to impose any obligation upon the Company or any Subsidiary to employ the Optionee or to retain the Optionee in its employ or to engage or retain the services of the Optionee.

12.           [Intentionally Omitted]

13.           [Intentionally Omitted]

14.           General Provisions.

(a)           Amendment; Waivers.  This Agreement, including the Plan, contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof and, except as otherwise permitted by the express terms of the Plan and this Agreement, it may not be modified or amended nor may any provision hereof be waived, except by a further written agreement duly signed by each of the parties; provided, however, that a modification or amendment that does not materially diminish the rights of the Optionee hereunder, as they may exist immediately before the effective date of the modification or amendment, shall be effective upon written notice of its provisions to the Optionee. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance.

(b)           Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

(c)           Governing Law.  This Agreement has been executed in Massachusetts and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

(d)           Construction.  This Agreement is to be construed in accordance with the terms of the Plan. In case of any conflict between the Plan and this Agreement, the Plan shall control. The titles of the sections of this Agreement and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires. Capitalized terms not defined herein shall have the meanings given to them in the Plan.

(e)           Notices.  Any notice in connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is delivered by hand or facsimile or sent by registered mail, postage prepaid, to the party addressed as follows, unless another address has been substituted by notice so given:

To the Optionee:	To his address as set forth on the signature page hereof.

To the Company:	Enterprise Bancorp, Inc.
222 Merrimack Street
Lowell, Massachusetts 01852
Attn: Mr. James A. Marcotte

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed as a sealed instrument by its officer thereunto duly authorized as of the date set forth below.

Date of grant:  March 17, 2009

ENTERPRISE BANCORP, INC.

By:
Name:
Title:

ACCEPTANCE

I hereby accept, as of the date of grant, the foregoing Option, a nonqualified stock option, in accordance with its terms and conditions and in accordance with the terms and conditions of the Enterprise Bancorp, Inc. 2003 Stock Incentive Plan.

(Signature of Optionee)

Notice Address:

Exhibit 1 to

Nonqualified Stock

Option Agreement

Employee name (“Optionee”):

Date of grant:	March 17, 2009

Number of shares granted:

Exercise price:	$8.75 per share (subject to adjustment as provided in this Agreement and in the Plan)

Vesting schedule:

	Incremental Amount		Cumulative Amount
Date:	% of shares	# of shares	% of shares	# of shares

On or after March 17, 2010	25%		25%
On or after March 17, 2011	25%		50%
On or after March 17, 2012	25%		75%
On or after March 17, 2013	25%		100%

Notwithstanding the foregoing vesting schedule, this Option shall become fully exercisable upon the Optionee’s reaching age 62 while continuing to be employed by the Company or a Subsidiary as of such date.

[Name and title of authorized officer]

Exhibit 2 to

Nonqualified Stock

Option Agreement

[FORM FOR EXERCISE OF NONQUALIFIED STOCK OPTION]

[SAMPLE ONLY]

Enterprise Bancorp, Inc.

222 Merrimack Street

Lowell, Massachusetts 01852

RE:                              Exercise of Nonqualified Stock Option under Enterprise Bancorp, Inc. 2003 Stock Incentive Plan

Gentlemen:

I hereby elect to exercise the stock option granted to me on March __, 2009 by and to the extent of purchasing ______________ shares of the Common Stock of Enterprise Bancorp, Inc. for the exercise price of $______________ per share, subject to the terms and conditions of the Nonqualified Stock Option Agreement between myself and Enterprise Bancorp, Inc. dated as of ____________, 200__ (the “Agreement”).

Enclosed please find payment, in cash or in such other property as is permitted under the Enterprise Bancorp, Inc. 2003 Stock Incentive Plan (the “Plan”), of the purchase price for the shares.

I hereby confirm that I have investigated and considered the possible income tax consequences of my exercising the option, of any sale or other disposition by me of any shares acquired upon the exercise of the option and, if I am making payment of any part of the purchase price by delivery of shares of stock of Enterprise Bancorp, Inc., of my making such payment in that form.

I hereby agree to provide to Enterprise Bancorp, Inc. an amount sufficient to satisfy its obligation to withhold certain taxes, in accordance with the Agreement.

I further agree to any securities lock-up agreement between one or more underwriters and shareholders of the Company who are officers or employees of the Company or a Subsidiary, and any successor to that agreement, with regard to the shares acquired upon this exercise of my stock option.

I hereby specifically confirm to Enterprise Bancorp, Inc. that I am acquiring the shares for investment and not with a view to their sale or distribution, and that the shares shall be held subject to all of the terms and conditions of the Plan and the Agreement.

Very truly yours,

Date	(Signed by ______________ or other party duly
exercising option)